Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE UNDERTAKES COST REDUCTION MEASURES
— Leadership Team Reorganized around Core Service Lines —
— Company Revises Guidance for Fiscal 2008 —
     Long Beach, California, February 8, 2008 — UTi Worldwide Inc. (NASDAQ: UTIW) today announced that it is undertaking several cost reduction measures to streamline operations, improve performance and better position the company for the challenging economic environment. These measures are focused on exiting underperforming businesses, cancelling certain long-term initiatives and rationalizing operations to reduce overhead. In addition, the company has reorganized its leadership team around its core service lines of freight forwarding and contract logistics and distribution.
     The company also revised its previously announced earnings guidance for fiscal 2008 due to slower than expected net revenue growth, resulting from yield compression and a slowing economy, as well as deterioration of underperforming businesses. The company now expects to report earnings for fiscal 2008 of between $0.98 and $1.02 per diluted share, excluding restructuring charges. Including restructuring charges, the company expects to report earnings of between $0.90 and $0.94 per diluted share. UTi plans to report its results for the 2008 fourth quarter and fiscal year on March 27, 2008.
     The cost reduction measures include the following:
•	Exiting the company’s retail distribution business in Africa, the surface distribution operation of its Integrated Logistics business in the Americas, and other selected non-core underperforming operations;
•	Canceling various long-term initiatives, such as the development of certain industry verticals;
•	Scaling back airfreight charters, which will allow the company to better leverage overall air volumes and improve yields;
•	Exiting loss-making contracts, including the previously announced contract logistics operation in the Americas; and,
•	Realigning corporate and regional functions to reduce overhead costs and increase focus and accountability of the company’s leadership team around the performance of its core service lines.
     Roger I. MacFarlane, chief executive officer, stated, “UTi has grown significantly in the past five years. This rapid expansion has led to increases in expenses that have outpaced net revenue growth. Our past efforts have not been as successful as we expected in reversing this trend. In addition, pressure on yields, particularly in airfreight, and underperforming operations were worse than expected. On top of this, we are facing a slowdown in our clients’ businesses. We have taken far-reaching actions to address these issues and to enable us to be more agile in today’s economy. The steps we are taking are designed to reduce costs and improve profitability, while at the same time, move decision making closer to our clients and increase accountability. We will continue our CLIENTasONE journey, but with greater discipline and focus on execution.”
     As a result of these measures, UTi expects to reduce annualized operating expenses by approximately $105-110 million. Net revenues are expected to decrease by approximately $75-80 million as a result of these measures. The net impact is expected to be an increase in operating profit of approximately $30-40 million. The company also expects that its global workforce will be reduced by approximately seven percent. While some of these measures have already been implemented and will lead to some immediate cost savings, the majority of the financial benefits are expected to be phased in during the first six months of fiscal 2009. The company anticipates taking a pre-tax restructuring charge of approximately $15-20 million in connection with the above measures, of which $9 million is expected to be recorded in the fiscal 2008 fourth quarter. Approximately 70 percent of the restructuring charge will be in cash, predominantly severance and employee termination costs.
     UTi Worldwide also announced a realignment of its executive management structure to increase focus and accountability in its core service lines of freight forwarding and contract logistics and distribution. As part of this realignment, Roger MacFarlane will absorb the function of chief operating officer within his current role as chief executive officer, John S. Hextall will become president of the global Freight Forwarding operations and William T. Gates has been appointed president of the global Contract Logistics and Distribution operations. Separately, the company announced that Ron Glickman, currently senior vice president — quality processes and integration, will assume the role of Chief Information Officer and Walter Mapham, currently the Chief Information Officer, will take a leadership role in client solutions. Mr. Mapham is expected to retire from the executive leadership of the company during the next 12 months.
     Separately, the company announced that J. Simon Stubbings, Chairman of the Board, will retire from 10 years of service on the board at the end of his term in June 2008. M.J. “Tiger” Wessels will assume the role of Chairman effective in June, and phase out his day-to-day management responsibilities in order to help guide the company through these changes and provide more strategic leadership.
Investor Conference Call
     UTi management will host an investor conference call today, February 8, 2008, at 7:00 a.m. PST (10:00 a.m. EST) to review today’s announcement. Investment professionals are invited to participate in the live call by dialing 888-505-2282 (domestic) or 706-634-5910 (international) using conference ID 34457875. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PST, today, through February 15, 2008, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using conference ID 34457875.
About UTi Worldwide
     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
     This press release includes estimated earnings per diluted share, excluding estimated restructuring charges, with respect to Fiscal 2008, which is a “non-GAAP financial measure” within the meaning of the rules of the Securities and Exchange Commission. The company has provided estimated earnings per diluted share adjusted to exclude restructuring charges, which is not a measure of financial performance under GAAP, as such estimate excludes the effect of estimated restructuring charges incurred by the company. The company has provided this estimate because excluding estimated restructuring costs makes performance information more comparable to prior disclosures for investors and may enhance the ability of investors to analyze the company’s performance. The company is also providing this estimate because restructuring charges are the type of items that the company would generally exclude from its earnings guidance. In addition, the company uses this estimate, along with earnings per share including estimated restructuring charges, as a basis for evaluating company performance, particularly on a comparable basis over time.
Safe Harbor Statement
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its earnings guidance for fiscal 2008, the expected magnitude and impact of the cost reduction measures and reorganization described above, the expected timing of the charges and savings resulting from such measures, and its overall financial and other goals. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including economic conditions that adversely affect trade volumes; our customers’ demand for our services and the global economy; delays in the anticipated timing of sales and dispositions of selected operations; estimates as to expected severance costs being incorrect; integration risks associated with acquisitions; the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expense the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of air carriers and freight forwards and other related lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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